===============================================================================

                                     PROXY

===============================================================================

                       ANNUAL MEETING OF SHAREHOLDERS OF
                         UNITED SECURITY BANCORPORATION
                                  MAY 29, 1997

        The undersigned hereby constitutes and appoints William C. Dashiell and Jacqueline A. Barnard, each of them the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of United Security Bancorporation (the "Company") owned of record by the undersigned on April 14, 1997 at the annual meeting of shareholders of the Company to be held on May 29, 1997 on any adjournment(s) thereof.

          UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED
                  BY THE UNDERSIGNED WILL BE VOTES FOR ITEM 1.

ITEM 1. ELECTION OF DIRECTORS

David Blankenship              William C. Dashiell            Rand Elliot

Robert J. Gardner              Robert L. Golob                James L. Moe

Keith P. Sattler               Dann Simpson                   Norman J. Traaen

[ ]  FOR the nominees listed above.
[ ]  FOR the nominees listed above EXCEPT: ____________________
[ ]  WITHOUT AUTHORITY to vote from all nominees listed above.



-------------------------------------      -------------------------------------
Please print name(s)                       Signature of Shareholder


DATED:                         , 1997
       ------------------------------      -------------------------------------
Please print name(s)                       Additional Signature if Jointly Owned

================================================================================

                         UNITED SECURITY BANCORPORATION

================================================================================


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1997


TO:  THE SHAREHOLDERS OF UNITED SECURITY BANCORPORATION

         Notice is hereby given that the annual meeting of shareholders of United Security Bancorporation, (the "Company") will be held at Quality Inn Oakwood, North 7919 Division, Spokane, Washington, on Thursday, May 29, 1997, at 7:00 p.m., local time, for the following purposes:

         (1)     To elect nine members to the Board of Directors;

         (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Shareholders of record at the close of business April 14, 1997, are entitled to vote at the annual meeting and any adjournment(s) thereof. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy in the reply envelope provided. The prompt return of your proxy will assist us in preparing for the meeting.



                                         By Order of the Board of Directors


                                         William C. Dashiell, President

================================================================================

                         UNITED SECURITY BANCORPORATION

================================================================================

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 29, 1997


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UNITED SECURITY BANCORPORATION, a Washington corporation (the "Company"), for the annual meeting of shareholders of the Company to be held at 7:00 p.m., local time, on Thursday, May 29, 1997, and any adjournment(s) or postponement(s) thereof. These proxy materials were first mailed to shareholders on or about May 5, 1997.

         The annual meeting will be held at Quality Inn Oakwood, North 7919 Division, Spokane, Washington. The executive offices of the Company are located at 9506 North Newport Highway, Spokane, Washington 99218-1200.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the annual meeting are summarized in the enclosed Notice of Annual Meeting of Shareholders. Each of the proposals is described in more detail in subsequent sections of this Proxy Statement.


                        VOTING RIGHTS AND SOLICITATIONS

         The Company's common stock is the only type of security entitled to vote at the annual meeting. If you were a shareholder of record of common stock of the Company at the close of business on April 14, 1997 (the "record date"), you may vote at the annual meeting. On all matters requiring a shareholder vote at the annual meeting, each shareholder is entitled to one vote, in person or by proxy, for each share of common stock of the Company recorded in his or her name. On the record date, there were 3,682,341 issued and outstanding shares of common stock.

         The affirmative vote of a plurality of the shares present at the annual meeting, in person or by proxy, is required to elect directors (Item 1). Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates n the Proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of Directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

         If you are unable to attend the annual meeting, you may vote by proxy. The enclosed proxy is solicited by the Board of Directors of the Company, and when returned, properly completed, will be voted as you direct on your proxy. If the proxy is returned with no instructions on how the shares are to be voted, shares represented by such proxies will be voted FOR election of the director-nominees identified by the Board of Directors (Item 1).

         You may revoke or change your proxy at any time before it is exercised at the annual meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the Secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the annual meeting.

                             COSTS OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of the Company's directors, executive officers and regular employees, who will not receive additional compensation therefor. The total cost of proxy solicitation, including the cost of preparing this Proxy Statement, is estimated not to exceed $10,000.

                          THE COMPANY AND SUBSIDIARIES

         As used in this Proxy Statement, the term the "Company" refers to United Security Bancorporation and its operating subsidiaries, United Security Bank ("USB"), Home Security Bank ("HSB"), USB Insurance Agencies, Inc. ("USB Insurance"), USB Leasing, Inc. ("USB Leasing") and USB Mortgage Company, Inc. ("USB Mortgage"). USB and HSB are sometimes collectively referred to in this Proxy Statement as the "Banks."





         [The balance of this page has been intentionally left blank.]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 14, 1997, the names of, and number of shares of common stock held by (i) beneficial owners known to the Company to own more than five percent (5%) of the Company's common stock, (ii) each director and executive officer of the Company and key executive officers of the Company's subsidiaries, and (iii) all directors and executive officers of the Company and key executive officers of the Company's subsidiaries as a group. At such date the number of issued and outstanding shares of common stock of the Company was 3,682,341.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP
                        NAME AND                       (ALL DIRECT UNLESS            PERCENT
                    ADDRESS OF OWNER                    OTHERWISE NOTED)             OF CLASS
                    ----------------                  --------------------           --------
                 David C. Blankenship (1)                130,381  (2)                  3.54%
                 William C. Dashiell (1)                  44,238  (3)                  1.20%
                 J. Rand Elliott (1)                       1,210                       0.03%
                 Robert J. Gardner (1)                    18,496  (4)                  0.50%
                 Robert L. Golob (1)                      12,856                       0.35%
                 Stanley W. Horton  (14)                 134,232  (5)                  3.65%
                 James L. Moe (1)                         81,300  (6)                  2.20%
                 Keith P. Sattler (1)                     15,064.4(7)                  0.41%
                 Dann Simpson (1)                          4,879                       0.13%
                 Norman J. Traaen (1)                     16,920                       0.46%
                 Jacqueline A. Barnard                     4,079  (9)                  0.11%
                 Duane L. Brandenburg                          0  (8)                  0.00%
                 William G. Edom                             220  (10)                 0.01%
                 Chad Galloway (11)                           55                       0.00%
                 Daniel P. Murray                          9,166  (12)                 0.24%
                 Jeff Verble (13)                          1,634                       0.04%

                 ---------------------------
                 (All directors and executive
                 officers as a group (16 persons)        474,730.4                      12.87%





___________________________________________
  (1)   Director of the Company
  (2)   Includes 18,116 shares held of record by MIW Investments
  (3) Includes 10,714 shares allocated to Mr. Dashiell under the Company's employee stock ownership plan, 148 shares held of record for the benefit of Mr. Dashiell's children and 117 shares held of record by Mr. Dashiell's spouse. Mr. Dashiell is the President and Chief Executive Officer of the Company.
  (4) Includes 9,149 shares held of record by Gardner Logging and Trucking, Inc. and 1,517 shares held of record by Mr. Gardner's spouse.
  (5) Includes 21,102 shares held of record by Intermountain Electric, Inc., 21,102 shares held of record by P.K. Contractors, Inc. and 18,116 shares held of record by MIW Investments.
  (6) Includes 5,879 shares allocated to Mr. Moe under the Company's employee stock ownership plan. Mr. Moe is the President of USB Insurance.
  (7)   Consists of 4,908 shares held of record by Mr. Sattler's children and
        91.4 shares held of record by TIPS.
  (8)   Mr. Brandenburg is the President and Chief Executive Officer of USB.
  (9) Includes 3,059 shares allocated to Ms. Barnard under the Company's employee stock ownership plan. Ms. Barnard is the Assistant Vice President of the Company.
  (10)  Mr. Edom is the President of HSB.
  (11) Mr. Galloway is the Vice President and Chief Financial Officer of the Company.
  (12) Includes 4,577 shares allocated to Mr. Murray under the Company's employee stock ownership plan. Mr. Murray is the Senior Vice President-Loan Administrator of the Company and USB.
  (13) Mr. Verble is the President of USB Mortgage Company, Inc. and USB Leasing, Inc.
  (14)  Mr. Horton resigned effective April 21, 1997.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The names, ages, business experience for at least the last five years and positions of the directors and executive officers of the Company and its subsidiaries, as of April 14, 1997, are set out below. The Company's Board of Directors consists of ten members. All directors serve until the next annual meeting of the Company's shareholders or until their successors are elected and qualified. Officers are appointed by the Board of Directors. There are no family relationships among these officers, nor any arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

Directors of the Company:

   Name and Position                              AGE                                  BUSINESS EXPERIENCE
   -----------------                              ---                                  -------------------
   David C. Blankenship                            54           Mr. Blankenship has been a Director of the Company and USB
   Director of the Company, USB, USB                            since 1991 and 1990 respectively, and has been a member of
   Mortgage, USB Insurance and USB                              the Executive Committee of the Company since 1993.  He is
   Leasing and a member of the Executive                        the President and owner of Blankenship and Associates, Inc.
   Committee of the Company                                     which is engaged in the commercial lighting and fixture
                                                                business and is also a Director of Playfair Race Course, Inc.,
                                                                Holland Road Properties, Inc. and RiverPark Properties, Inc.,
                                                                and Triple Ten Investments.

   William C. Dashiell                             58           Mr. Dashiell has been a Director of the Company, and its
   Chairman, Chief Executive Officer and                        President and Chief Executive Officer since 1985 and Chairman
   President of the Company.  Director                          of the Board of USB, HSB, USB Insurance, USB Leasing and USB
   and Chairman of USB, Director of HSB,                        Mortgage since 1974, 1989, 1987, 1985 and 1985 respectively
   USB Insurance, USB Leasing, USB                              and a member of the Executive Committee of USB and the Company
   Mortgage and a member of the                                 since 1974 and 1993, respectively.  Mr. Dashiell has been
   Executive Committees of the Company                          involved in all aspects of the industry for the past 35 years.
   and USB.

   Rand Elliott                                    46           Mr. Elliott has been a Director of Home Security Bank since
   Director, Home Security Bank                                 1995, and a Director of the Company since 1996.  Mr. Elliott has been the General Manager and President of the Holiday Inn of Yakima since 1977 and is a Board Member of the Yakima
                                                                chapter of the American Red Cross.  Mr. Elliott currently
                                                                maintains membership in the Yakima Downtown Rotary Club and
                                                                Y.M.C.A.

   Robert J. Gardner                               57           Mr. Gardner has been a Director of the Company since 1985, and
   Director of the Company, USB, USB                            a Director of USB, USB Insurance, USB Mortgage and USB Leasing
   Insurance, USB Mortgage and USB                              since 1980, 1987, 1995 and 1995 respectively.  Mr. Gardner is
   Leasing.                                                     self-employed in the logging business and is currently
                                                                President and principal owner of Gardner Logging and Trucking,
                                                                Inc. of Chewelah, Washington.

   Robert L. Golob                                 66           Mr. Golob has been a Director of the Company since 1988, and
   Director of the Company and HSB                              a Director of HSB since 1989.  Mr. Golob is employed by Golob
                                                                Dairy, Inc., a family-owned operation based in Granger,
                                                                Washington and has served as its President since 1980.

   Name and Position                              AGE                                  BUSINESS EXPERIENCE
   -----------------                              ---                                  -------------------
   Stan W. Horton                                  54           Mr. Horton has been a Director of the Company since 1985,
   Director of the Company, USB, USB                            a Director of USB since 1982 and a Director of USB Insurance,
   Insurance, USB Leasing, and USB                              USB Leasing and USB Mortgage since 1987, 1985 and 1985,
   Mortgage and a member of the                                 respectively.  In addition, he has been a member of the
   Executive Committee of the Company                           Executive Committee of the Company since 1993.  Since 1968,
                                                                Mr. Horton has been President of Intermountain Electric, Inc.
                                                                of Spokane.  He is also a Director of P.K. Contractors, Inc.,
                                                                Playfair Race Course, Inc., Holland Road Properties, Inc.,
                                                                RiverPark Properties, Inc., and Triple Ten Investments. Mr.
                                                                Horton resigned as a Director of the Company and its
                                                                subsidiaries effective April 21, 1997.

   James L. Moe                                    46           Mr. Moe has been a Director of the Company and USB Insurance
   Director of the Company and USB                              since 1992 and 1990, respectively, and has been President of
   Insurance and a member of the                                USB Insurance since 1990 and a member of the Executive
   Executive Committee of the Company                           Committee of the Company since 1993.  Prior to such time, Mr.
                                                                Moe owned and operated James L. Moe Insurance Company, Colville,
                                                                Washington, which was acquired by the Company (through its
                                                                USB Insurance subsidiary) in 1990.

   Keith P. Sattler                                53           Mr. Sattler has been a Director of the Company, USB Mortgage
   Director of the Company, USB Mortgage                        and USB Leasing since 1993, 1995 and 1995 respectively and a
   and USB Leasing, Chairman of HSB, and                        member of the Executive Committee of the Company since January
   a member of the Executive Committee                          1994.  In addition, he has served as a Director of HSB since
   of the Company.                                              1993, and since 1996 has served as its Chairman.  He is a
                                                                certified public accountant and principal in the Prosser,
                                                                Washington, accounting firm of Sattler and Heslop.  Mr.
                                                                Sattler is currently a Director of the Lower Valley Holding
                                                                Corp., and the Sunnyside Housing Authority.

   Dann Simpson                                    63           Mr. Simpson has been a Director of the Company since 1985,
   Director of the Company, USB and USB                         a Director of USB and USB insurance since 1974 and 1985
   Insurance, and a member of the                               respectively, and a member of the Executive Committee of
   Executive Committee of the Company                           the Company since 1993.  From 1986 to 1990, Mr. Simpson
                                                                was controller of Nelson Landscape Services, Inc., and from
                                                                1990 to 1993 was business manager of Stevens County
                                                                Counseling Services.  Prior to 1986, he was a practicing
                                                                accountant.

   Norman J. Traaen                                76           Mr. Traaen has been a Director of the Company since 1985 and
   Director of the Company, USB, USB                            a Director of USB, USB Mortgage and USB Leasing since 1974,
   Mortgage and USB Leasing.                                    1985, and 1995 respectively. From 1965 until his retirement i
                                                                n 1972, Mr. Traaen owned and operated an auto parts store.
                                                                He is also active in commercial and residential real estate investing.





         [The balance of this page has been intentionally left blank.]

Directors or Executive Officers
  of Subsidiaries:

   Name and Position                     AGE                                  BUSINESS EXPERIENCE
   -----------------                     ---                                  -------------------
   Daniel P. Murray                       49        Mr. Murray has been a Director of USB since 1990, and from 1990 to
   Senior Vice President- Loan                      March of 1995 served as its President.  He has been a Director of HSB
   Administrator of the Company                     since 1996.  From 1985 to 1990 he was Vice President and Credit
   and USB, and a Director of USB,                  Administrator of Valley Bank in Mount Vernon, Washington.  Mr. Murray
   HSB and USB Leasing                              is a member of the Hillyard Valley Lions Club and a past Director and past president of the Chewelah Valley Lions Club, member of the Board of Directors of the Inland N.W. Chapter of the National Multiple
                                                    Sclerosis Society.

   Duane L. Brandenburg                   51        Mr. Brandenburg was appointed as President, Chief Executive Officer
   Vice President of the Company                    and Director of USB on November 26, 1996, and Vice President of the
   and President, Chief Executive                   Company on December 10, 1996.  From 1969 until joining USB, he served
   Officer and a Director of USB                    in various capacities with Farmers and Merchants Bank, Opportunity,
                                                    Washington, most recently as Executive Vice President, Director and
                                                    Secretary to the Board of Directors.  During 1967 and 1968, he was
                                                    employed by Farmers and Merchants Banks as a marketing researcher.
                                                    Mr. Brandenburg is a 1969 graduate of Eastern Washington State
                                                    College and holds a B.A. in Business Administration.

   William G. Edom                        58        Mr. Edom was appointed as President, Chief Executive Officer and
   Vice President of the Company                    Director of HSB on June 6, 1996, and Vice President of the Company
   and President, Chief Executive                   on July 23, 1996.  From 1985 until joining HSB, he served in various
   Officer and Director of HSB                      capacities with Valley Commercial Bank, which merged with WestOne
                                                    Bancorp, and ultimately U.S. Bancorp, most recently as Vice President and manager of the Clarkston office.  From 1980 to 1985 he was
                                                    President & CEO of High Lakes Community Bank in LaPine, Oregon; and
                                                    ultimately President & CEO of Greater Pacific Bank in Albany, Oregon.
                                                    From 1973 to 1980 he served in various capacities with Citizens Bank of Oregon, most recently as Commercial Loan Administrator.  From 1963 to 1973, he participated in First National Bank of Oregon's training program in various capacities. Mr. Edom attended the University of
                                                    Oregon and is a graduate of the Pacific Coast Banking School.

   Jeffrey S. Verble                      39        Mr. Verble has been President of USB Mortgage Company since 1995 and
   Vice President of the Company                    President of USB Leasing, since March, 1997.  Mr. Verble was previously
   and President of USB Mortgage                    self-employed as a builder/developer.  Mr. Verble also has eight years
   and USB Leasing.                                 of prior experience as a mortgage lender.  Mr. Verble holds a B.A. in
                                                    Industrial Technology from Eastern Washington University.

   Name and Position                    AGE                                  BUSINESS EXPERIENCE
   -----------------                    ---                                  -------------------
   Phillip B. Anderson                  57          Mr. Anderson has been Vice President of USB Insurance since 1990, and
   Vice President of USB Insurance                  from 1985 to 1990 was employed in various capacities by James L. Moe
                                                    Insurance Agency, Inc.  Mr. Anderson is currently a Director of both the Mount Carmel Hospital Foundation and Dominican Health Services.

   Jacqueline A. Barnard                39          Ms. Barnard has been Secretary and Treasurer of the Company, USB
   Assistant Vice President,                        Insurance and USB Leasing since 1991, and USB Mortgage since 1995.
   Secretary and Treasurer of the                   Since 1978, Ms. Barnard has served in various capacities with the
   Company; Secretary and                           Company, most recently as Assistant Vice President.
   Treasurer of USB Insurance, USB
   Leasing, and USB Mortgage.





         [The balance of this page has been intentionally left blank.]

                             EXECUTIVE COMPENSATION

         Report of Compensation Committee on Executive Compensation. The Compensation Committee of the Board of Directors of United Security Bancorporation is composed of David Blankenship, Dann Simpson, and Keith Sattler. Directors Blankenship, Simpson and Sattler were appointed to the Compensation Committee in 1995.

The intention of this Committee Report is to describe in general terms the process the Committee undertakes and the matters it considers in determining the appropriate compensation for United Security Bancorporation's executive officers, including the executive officers who are named in the enclosed Summary Compensation Table (the "Named Executives").

United Security Bancorporation, acting through the Committee, believes that the Compensation of its Named Executives and other key personnel should reflect and support the goals and strategies that United Security Bancorporation has established.

         Compensation Philosophy. The Compensation Committee has two principal objectives in determining executive compensation (1) to attract, reward and retain key executive officers and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholders value. In furtherance of these objectives, the Committee has adopted the following policies:

         o The Company will compensate competitively with the practices of other leading companies in the related fields;

         o Performance at the corporate, subsidiary and individual executive officer level will determine a significant portion of compensation;

         o The attainment of realizable but challenging objectives will determine performance-based compensation; and

         o The Company will encourage executive officers to hold substantial, long-term equity stakes in the Company so that the interest of executive officers will coincide with the interest of stockholders - accordingly stock options will constitute a significant portion of compensation.

         Elements of Executive Compensation. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of Salary Continuation Agreements, (3) long-term incentive compensation in the form of stock options granted under the Company's 1995 Incentive Stock Option Plan and (4) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and employer contributions under the Company's Employee Stock Ownership Plan.

The Committee believes that the Company's goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to the Company's success, with a special emphasis on aligning the interests of executive officers and other personnel with those of the Company's shareholders.





         [The balance of this page has been intentionally left blank.]

         Summary Compensation Table. The following table discloses compensation received by the Company's Chief Executive Officer, its Senior Vice President-Loan Administrator, its Chief Financial Officer and the President of USB Insurance Agencies, Inc., the President of USB, the former President of USB and the former President of HSB, for the years ended December 31, 1996, 1995 and 1994. No other executive officer of the Company or any of its subsidiaries received annual compensation in excess of $100,000 for such years.

                               ANNUAL COMPENSATION
------------------------------------------------------------------------------------
                                                                         OTHER
      EXECUTIVE                                                          ANNUAL
       OFFICER                YEAR       SALARY         BONUS        COMPENSATION(1)
 ------------------           ----       ------         -----        ---------------
William C. Dashiell            1996      $137,400       $97,932         $11,050
President & CEO of             1995       109,920        54,329           9,350
  the Company                  1994       102,216        52,522           4,268

Daniel P. Murray               1996       $79,980       $48,965         $ 4,700
Senior Vice President-         1995        73,500        42,418           4,600
  Loan Administrator           1994        70,008        40,259           4,268
  of the Company and
  USB; Director of USB

Chad Galloway                  1996      $ 54,119      $ 50,086               -
Vice President and CFO         1995             -             -               -
  of the Company               1994             -             -               -

James L. Moe                   1996      $ 98,277      $ 10,699         $ 3,400
President & Director           1995        86,587        30,699           2,400
  of USB Insurance;            1994        86,796        27,414           1,800

Duane L. Brandenburg           1996(4)   $ 10,680      $      -         $   700
 President & Director          1995             -             -               -
  of USB                       1994             -             -               -

Robert L. McKean(5)            1996      $ 74,220      $ 87,202         $ 4,000
 President & Director          1995        64,086        29,762           3,800
 of USB                        1994             -            -                -


Douglas C. Lukens(6)          1996      $ 27,399      $ 24,110         $ 1,300
President of HSB               1995        75,000        21,237           3,775
                               1994        70,397             -           2,625

                                         LONG-TERM COMPENSATION
----------------------------------------------------------------------------------------------
                              DOLLAR VALUE        SECURITIES                        ALL OTHER
       EXECUTIVE             OF RESTRICTED        UNDERLYING           LTIP          COMPEN-
        OFFICER              STOCK AWARDS       OPTIONS/SARS(2)       PAYOUTS        SATION(3)
  ------------------         -------------      ---------------       -------       ----------
William C. Dashiell                -                     -               -           $ 25,583
President & CEO of                 -               $ 5,627               -             25,578
  the Company                      -                     -               -             25,579

Daniel P. Murray                   -               $     -               -           $ 17,051
Senior Vice President-             -                 3,584               -                  -
  Loan Administrator               -                     -               -                  -
  of the Company and
  USB; Director of USB

Chad Galloway                      -                     -               -                  -
Vice President and CFO             -                     -               -                  -
  of the Company                   -                     -               -                  -

James L. Moe                       -               $     -               -            $     -
President & Director               -                 4,545               -                  -
  of USB Insurance;                -                     -               -                  -
  Direcor o Company

Duane L. Brandenburg               -               $     -               -                  -
 President & Director              -                     -               -                  -
  of USB                           -                     -               -                  -

Robert L. McKean(5)                -               $     -               -                  -
 President & Director              -                 4,095               -                  -
 of USB                            -                     -               -                  -


Douglas C. Lukens(6)               -               $     -               -                  -
President of HSB                   -                 3,694               -                  -
                                   -                     -               -                  -

         Stock Options. No options were granted to directors or executive officers during the year ended December 31, 1996. Options totaling 83,840 shares were granted during 1995.

         Directors' Compensation. Directors of the Company receive $400 for each meeting of the board of directors attended, and members of the executive committee of the board receive $400 per meeting attended. During the year ended December 31, 1996, the Company paid total directors' fees of $29,200 pursuant to such arrangements.
__________________________________
    (1)  Represents director fees paid during the year.
    (2) Represents the value attributed to the named executive officers during the year pursuant to the stock options granted. The value of the options represent the difference between the option price and the fair market value at year end 1995.
    (3) Represents the value attributed to the named executive officer during the year pursuant to agreements entered into between USB and such officers as part of USB's salary continuation plan.
    (4) Salary on an annualized basis would be $100,200.
    (5) Mr. McKean's employment terminated effective November 8, 1996.
    (6) Mr. Lukens' employment terminated effective April 17, 1996.

         Certain directors of the Company are also directors or executive officers of the Company's subsidiaries or members of various committees of the Company's board of directors, and receive fees for meetings attended in such capacities. During the year ended December 31, 1996, USB paid directors $300 for each board of directors meeting attended and $100 for each committee meeting attended. During the same period, HSB paid directors $200 for each board of directors meeting attended and $50 for each committee meeting attended. USB Insurance, USB Leasing and USB Mortgage currently do not pay directors' fees.

         Description of Salary Continuation Agreements. Both USB and HSB maintain salary continuation plans for the benefit of certain of their directors, executive officers and other key employees. The plans became effective in early 1994 and provide for monthly payments to such persons, or their designated beneficiaries, for a period of ten years following retirement at age 65, or death prior to retirement. Amounts payable to eligible participants are determined by reference to such person's base salary as of the date of each such person's agreement under the plans (and, in the case of directors who are not also executive officers, the amount of directors' fees paid to such person at such time), and range from 40% to 60% of such base salary or fees, and may be adjusted in each year to compensate for increases in the cost of living.

         The plans are generally available to most directors, executive officers and other key employees of USB and HSB, and vest according to years of service. Persons employed by the Banks for at least six continuous years prior to the effective date of the plans are deemed vested with respect to 20% of the salary continuation benefits available to them, and become vested in an additional 20% of such benefits for each succeeding year of employment thereafter until the employee becomes fully vested. Eligible persons employed by the Banks for at least ten continuous years prior to the effective date of the plans are deemed fully vested.

         USB's and HSB's obligations under the salary continuation plans are funded by prepaid policies of universal life insurance covering the lives of the plan participants. These policies were purchased by USB and HSB in 1994, at an aggregate cost of approximately $1,913,030.

         As of December 31, 1996, the salary continuation plan in effect at USB covered eleven individuals, six of whom were fully vested, two of whom were partially vested and three of whom were not vested. The plan in effect at HSB at such date covered nine individuals, none of whom were fully vested, four of whom were only partially vested, and five of whom were not vested.

         Description of Employee Stock Ownership Plan. The Company maintains an employee stock ownership plan and trust, known as the United Security Bancorporation Employee Stock Ownership Plan, for the benefit of its and its subsidiaries' employees. The plan became effective January 1, 1989, and is intended to enable participating employees to share in the growth and prosperity of the Company and thereby accumulate capital for retirement needs. The plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, as a stock bonus plan. Employees of the Company or its subsidiaries who are 21 years of age or older become eligible for participation in the plan in any plan year after 1,000 hours or more of service.

         The Company makes annual contributions to the trust created under the plan (for which the Company receives a deduction) and the trust invests such contributions and trust earnings in common stock of the Company. Contributions to the plan in each of the years ended December 31, 1996, 1995 and 1994 were $184,653, $146,000 and $122,300.

         At December 31, 1996, the plan owned 176,176 shares of common stock of the Company, representing approximately 4.78% of the then outstanding shares. At such date, the plan had no outstanding debt.





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                                    Page 11

         Description of Incentive Stock Option Plan. The Company presently maintains one stock option plan, known as the 1995 Incentive Stock Option Plan. The Plan was adopted by the board of directors on March 14, 1995 and by the shareholders on May 24, 1995, and provides for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified under the Code. Key individuals of the Company and its subsidiaries (including directors, executive officers who are also employees, and advisors or consultants to the Company) are eligible to receive grants of options. The plan is administered by a Compensation Committee of the Board of Directors, whose members are entitled to receive awards of options if and when granted by an independent executive remuneration committee. Up to 300,000 shares of the Common Stock of the Company or shares representing eight percent (8%) of the Common Stock of the Company from time-to-time outstanding, whichever is less, are available for issuance in the form of options under the plan.

         The Compensation Committee has authority with respect to the grant of options to all eligible participants in the plan. The plan provides that the Compensation Committee may consider but shall not be bound by the recommendations of management or the board of directors of the Company in exercising its duties under the plan.

         The exercise price of an incentive stock option granted under the plan may not be less than one hundred percent of the fair market value of the Company's Common Stock on the date the option is granted, as determined by reference to the average of the bid and asked prices of the Common Stock of the Company as of the date of grant. The aggregate fair market value, on the date of grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

         The Compensation Committee may, in its discretion, place limits on the number of shares of Common Stock subject to any option award that can be exercised in any given calendar year. Payment of the exercise price of an option must be made in cash, unless the Compensation Committee determines otherwise. Options may be subject to such additional or different terms and conditions not inconsistent with the plan as are prescribed by the compensation committee.

         In the event of a change in control of the Company (as defined in the plan), or if the Company enters into, or the board of directors proposes that the Company enter into, a reorganization event (as defined in the plan), the Compensation Committee may take such action and make such adjustments with respect to the options as it deems appropriate including: in the case of a change of control, providing that all options shall become immediately exercisable, or providing for cash payment to the optionee upon surrender of his or her options; and in the case of a reorganization event or proposed reorganization event, providing that options will be terminated or canceled if not exercised within a certain period, advancing the date on which outstanding options will be exercisable or providing for cash payment to an optionee upon the surrender of his or her options.

         The plan may be amended at any time and from time to time by the Board of Directors, but no amendment which materially increases the benefits accruing to an optionee, materially increases the maximum aggregate number of shares of Common Stock of the Company which may be issued pursuant to the plan or materially modifies the eligibility requirements of the plan will be effective unless approved by the shareholders of the Company. No amendment may alter or impair any of the rights or obligations of any person under any option granted under the plan without the optionee's consent.

         No options were granted to directors or executive officers during year ended 12-31-96.





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                                    Page 12

                            STOCK PERFORMANCE GRAPH

  The chart below depicts the total return to shareholders during the period beginning May 5, 1995, when United Security Bancorporation first issued its shares publicly, and ending December 31, 1996. The definition of total return includes appreciation in market value of the stock as well as the actual cash and stock dividends paid to shareholders. The comparable indices utilized are the S&P 500 Index and the Major Regional Banks (MRB) Index. The chart assumes that the value of the investment in United Security Bancorporation's common stock and each of the two indices was $100 on May 5, 1995, and that all dividends were reinvested.

  The Major Regional Banks peer group comprises 21 of the largest regional banks in the United States, and all but two of the banks do not compete directly with United Security Bancorporation and the two banks that do are much larger. Those banks that are members of the group are as follows: Banc One Corp; Bank Boston, Bank New York; Boatman's Bcshs, Comerica, Inc.; Corestates Finl; Fifth Third Banc; First Bank Sys; First Union Corp; Fleet Finl Group; Keycorp; Mellon Bank Corp; Nationsbank Corp; Natl City Corp; Norwest Corp; PNC Bank Corp; Republic NY Corp; Suntrust Banks; U.S. Bancorp; Wachovia Corp.





                                    [GRAPH]





                                  5/5/95         12/31/95        12/31/96

S&P Major Regional Banks          $100.00         $157.53         $215.30
S&P 500                           $100.00         $137.58         $169.20
United Security Bancorporation    $100.00         $178.75         $210.00

             RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

         Loans to Affiliates. Some of the Company's directors and executive officers were customers of the Banks during the fiscal years ended December 31, 1996, 1995 and 1994 and had transactions with such Banks in the ordinary course of business. In addition, some of the Company's directors and executive officers are officers, directors or shareholders of corporations or members of partnerships which were customers of the Banks during the fiscal years ended December 31, 1996, 1995 and 1994, and had transactions with such Banks in the ordinary course of business. All loans included in such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than any normal risk of collectibility or present other unfavorable terms. The aggregate dollar amounts of these loans were $9,525,000 at December 31, 1996, $7,976,000 at December 31, 1995 and $4,845,881 at
December 31, 1994. During the year ended December 31, 1996, $8,814,000 of new related party loans were made. Repayments and adjustments of related party loans during such year aggregated $7,265,000.

         Insurance Agency Payments. During the years ended December 31, 1996, 1995 and 1994, USB Insurance received commissions aggregating $10,000, $36,000 and $111,000 in connection with the purchase by USB and HSB of universal life insurance policies on the lives of certain of their directors and executive officers. Such policies are designed to fund USB's and HSB's obligations under the salary continuation agreements described elsewhere in this Proxy Statement that were entered into with such persons in 1995.

                      SECTION 16(a) REPORTING OBLIGATIONS

         Based solely on its review of copies of reports made pursuant to
Section 16(a) of the Securities Exchange Act of 1934, related regulations, and written representations that no other reports were required, the Company believes that during the year ended December 31, 1996 all filing requirements applicable to its directors, executive officers and 10% shareholders were satisfied.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The consolidated financial statements of the Company for the years ended December 31, 1996, 1995 and 1994 appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 1996 are hereby incorporated by reference in this Proxy Statement. A copy of the Company's annual report on Form 10-KSB can be obtained free of charge from the Company by writing to Jacqueline A. Barnard, Secretary, United Security Bancorporation, 9506 North Newport Highway, Spokane, Washington 99218-1200.





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                                    Page 14

================================================================================

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

================================================================================

   At the annual meeting, nine directors are to be elected, each to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

   Unless authority to vote is withheld on a proxy, proxies in the form enclosed will be voted FOR the director-nominees identified below. If any nominee is not available for election (a contingency which the Company does not now foresee), it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the form enclosed will be voted FOR the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

                       NOMINEES TO THE BOARD OF DIRECTORS

                NAME                         AGE                   DIRECTOR SINCE
                 ----                        ---                   --------------
          David C. Blankenship                54                         1991
          William C. Dashiell                 58                         1985
          Rand Elliott                        46                         1996
          Robert J. Gardner                   57                         1985
          Robert L. Golob                     66                         1988
          James L. Moe                        46                         1992
          Keith P. Sattler                    53                         1993
          Dann Simpson                        63                         1985
          Norman J. Traaen                    76                         1985

   The business experience for the past five years of all nominees is set forth in the discussion of directors and executive officers, at pages 5 and 6 of this Proxy Statement.




  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES TO THE
                              BOARD OF DIRECTORS.





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                                    Page 15

================================================================================

               PROPOSALS FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

================================================================================


   Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that any such proposal must be received by the Secretary of the Corporation no later than the close of business on November 14, 1997, if such proposal is to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.



================================================================================

                                   CONCLUSION

================================================================================


   It is important that proxies be returned promptly. Shareholders are requested to vote, sign, date and promptly return the proxy in the enclosed self-addressed envelope.

   The Board of Directors knows of no other matters which may be presented for shareholder action at the annual meeting. If other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote on such proposals according to their best judgment.





                                           BY ORDER OF THE BOARD OF DIRECTORS


April 14, 1997                             Jacqueline A. Barnard, Secretary





                                    Page 16